Exhibit 99.1

                                                           COFFIN COMMUNICATIONS
                                                      Moderator: Louis Silverman
                                                            10-30-03/12:00 pm CT
                                                           Confirmation #3512337
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                              COFFIN COMMUNICATIONS

                           Moderator: Louis Silverman
                                October 30, 2003
                                   12:00 pm CT

Operator:         Good afternoon. My name is Casey and I will be your conference facilitator today. At this time I would like to welcome everyone to the Quality Systems Second Quarter 2004 earnings conference call. All lines have been placed on mute to prevent any background noise.

                  After the speakers' remarks there will be a question and answer period. If you would like to ask a question during this time simply press star then the # 1 on your telephone keypad. If you would like to withdraw your question press the pound key. Thank you.

                  I would now like to turn the call over to Mr. Louis Silverman, President and CEO of Quality Systems. Sir, you may begin your conference.

Louis Silverman:  Thank you, Casey, and welcome everyone. Participating with me on today's call are Greg Flynn, Executive Vice President and General Manager of our QSI Division, Paul Holt our CFO, and Pat Cline, President of our NextGen Healthcare Information Systems Division.

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                  Please note that comments made on this call may include
                  statements that are forward looking within the meaning of the Securities Laws including without limitation statements related to anticipated industry trends, the company's plans, products, and strategies, and projected operating results.

                  Actual results may differ materially from our expectations and projections. You should refer to our SEC filings including our Forms 10-K and 10-Q for discussions of the risk factors, management's discussion and analysis, and other information that could impact our actual performance.

                  We undertake no obligation to update such projections or forward-looking statements in the future. Please also note that the company's past performance is not necessarily indicative of future performance.

                  For the 13th time in the past 14 quarters the company achieved record revenue performance. For the quarter the company also set a new earnings record. Quarterly revenues totaled $17.6 million, up 35% over prior year. Fully diluted earnings at 37 cents per share exceeded prior year by 37%. As noted in our press release the quarter's top and bottom line results were largely driven by strong performance at our NextGen Healthcare Information Systems unit. The $13.5 million in revenues attained by the division for the quarter represents an approximate 57% increase on a year-over-year basis. Operating Income at NextGen came in 80% ahead of the prior year's total.

                  Our EDI unit narrowly set a revenue record at $2 million; growth of 15% on a year-over-year basis which incorporated 60% year-over-year growth at the NextGen Division and relatively flat year-over-year performance within the QSI Division.

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                  The QSI Division's revenues of $4.2 million were within our historical band. Divisional operating margins rebounded nicely from the prior quarter's performance. The 31% operating margin that the division did turn in contributed nicely to overall company performance.

                  Corporate expenses were higher in the quarter than in the prior two or three quarters.

                  Cash and cash equivalents increased to a record $40.6 million during the quarter up from $39 million in the prior quarter and $29.8 million in the prior year.

                  Headcount at quarter end was 293, which taken with revenues for the quarter generated annualized revenue per employee of $241,000 - also a record.

                  There were no stock repurchases during the quarter, and people should note that the company's repurchase authorization expired on September 24, 2003 - the date of the company's 2003 Annual Shareholder Meeting.

                  We continue to methodically evaluate selected acquisition opportunities though I have nothing material to report in our search for viable acquisition candidates for the company. The funnel exists, it is a little less robust than I'd like it to be, but time and effort continues to be spent on this each quarter.

                  At present the company is not scheduled to participate in any investor conferences through the end of the calendar year. However, our Investor Relations group is putting together a calendar for an East Coast trip in November. New York City is the current target location.

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                  Since our last call, the Company was named to the Forbes list of 200 Best Small Companies for the third consecutive year. This year we moved to #36 on the list up from #158 in 2001 and #77 last year.

                  The October 2003 issue of Business 2.0, a publication affiliated with Fortune Magazine, published its list of fast growing technology companies and were are pleased to see QSI coming in at #9 on that list.

                  Last week I had the opportunity to travel to the NextGen User Group meeting, this year held in Palm Springs, California. The more than 700 attendees at this year's conference was up from 425 just a couple of years ago. Listening to these high-energy clients talk about their successes, their perspectives, and also their suggestions as to what we can do more of and better is an extremely inspirational experience for me and has been each year. I'd like to thank all of the clients who attended as well as all of our other clients for their continued support and confidence.

                  In closing my prepared remarks for this morning's call I'd like to point out that the performance for the company during the September quarter, as was the case in the June quarter, and in particular the performance of the NextGen Division for those two quarters -- exceeded our internal expectations. I want to express my appreciation to each and every member of our team for their contributions to these results.

                  I also want to take a moment and again clearly point out to current and/or prospective investors that while we are extremely pleased with the quarter's performance, there are absolutely no guarantees that the company or either of its divisions will sustain or exceed the level of performance turned in during this quarter in future periods.

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                  I'll now turn the call over to Paul Holt, our CFO, for
                  additional financial texture on the quarter.

Paul Holt:        Thank you, Lou and thanks to all of you who are joining us today. This quarter was one of continued growth in both
                  Systems Sales as well as Maintenance and Other revenues.
                  Systems sales grew to $10 million this quarter. That's an increase of 47% over the prior year while Maintenance and Other revenues grew to $7.6 million. That's an increase of 23% over the prior year.

                  Our growth in Maintenance and Other revenue was driven primarily by the continued growth in the NextGen base of installed users.

                  Our gross profit margins this quarter came in around the middle of our historical range at 57.5% of revenue. And as I've often mentioned, the primary factor influencing our gross margins is the level of hardware and third-party software content included in our system sales. This quarter was well within our historical band of hardware and third-party software content.

                  SG&A expense as a percentage of revenue was slightly higher this quarter at 27% compared to 26.5% in the prior year. Total SG&A expense increased to $4.8 million in this quarter compared to $3.4 million a year ago. The largest contributor to that increase in SG&A expenses was an increase in selling-relating expenses at NextGen as well as higher corporate-related expenses.

                  R&D expense grew 24% compared to the year ago quarter at $1.5 million compared to $1.2. All of this increase in R&D was related to increased investment in the NextGen product line.

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                  Our Company's effective income tax rate was roughly unchanged compared to the year ago quarter at 39.3%. This rate was impacted slightly by the effect of varying state income tax rates.

                  Moving over to divisional performance - the NextGen Division reported its highest ever revenue and operating income numbers of $13,452,000 and $3,847,000 respectively. Total operating income of $3,847,000 represents an increase of 80% compared to the prior year.

                  Operating margins for that division were 28.6%. The QSI Division reported revenue of $4,190,000 and operating income of $1,286,000. This division continues to provide significant contributions to the profits of the company.

                  Moving on to the balance sheet, I'm just going to talk about areas that I usually talk about which are receivables, deferred revenue, and cash. Our DSOs this quarter moved up to 110 days compared to 107 last quarter. For those of you who are tracking this, our DSOs by division were 78 days for the QSI Division and 120 for NextGen. NextGen's DSOs were within the range we've reported in the last several quarters while the QSI Division's DSO number was modestly higher. On a consolidated basis NextGen's share of the accounts receivable has been growing which contributed to the slight rise we have in consolidated DSOs.

                  Reflecting the growth in the customer base at NextGen, deferred maintenance and services revenue grew this quarter to $15.1 million compared to $14 million at the start of the quarter.

                  Quarter-end cash equates to $6.57 cents per share. That compares to $6.33 per share at the start of the quarter. And for those of you who are tracking

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                  this, amortization expense for the quarter was $367,000 -
                  $61,000 at QSI and $306,000 at NextGen.

                  Our depreciation expense figures were $41,000 at QSI and $173,000 at NextGen. Our investing activities during the quarter were as follows - $554,000 in capitalized software for NextGen and $73,000 in capitalized software for QSI. Fixed asset investments were $2,000 for QSI and $167,000 at NextGen.

                  I'd like to thank you all for being on this call and for your interest in our company. I'm going to turn things over to Greg Flynn, Executive Vice President and General Manager of the QSI Division who will provide an update on his division.

Greg Flynn:       Thank you, Paul. Good day to you all. I don't want to belabor the numbers that you've already heard. Revenues for the quarter were approximately $4.2 million. We had a strong operating income component at approximately 31%, up from approximately 26% in the prior quarter. EDI sales growth from the NextGen client base showed year-over-year growth of approximately 60%. I'm pleased with the QSI Division's contribution to our numbers.

                  Let me focus on some highlights for the division in the quarter. There were four sales of our CPS product --that's our dental equivalent of the EMR (Electronic Medical Records) product.

                  Of particular note was the joint sale of QSI's CPS and the NextGen EPM -- that's their practice management product -- to a large progressive community health center. We view the community health center/federally qualified health center market as a strong potential market for QSI and NextGen for such sales because the buyers often have a need for both medical and dental software

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                  solutions. We have some interesting opportunities at this time in our current sales pipeline.

                  The quarter also saw the sale of Phase 1 of a rollout of our dental practice management software system to a very significant health system. We are beginning implementation of this rollout as we speak.

                  The quarter also saw continued sales of our Enhanced User Interface product (we term it EUI), our database analysis product known as DataMiner, and our laser form software product.

                  The quarter also marked the first sale of a new product - our QSI scan/QSI image capability. This exciting new offering allows users to manage digital images whether they be x-rays, inter oral, or images scanned directly with the QSI Practice Management System, without the need for the full CPS product. It is a light version of CPS if you will.

                  We feel that this offering will allow our clients to ease into the full digital office concept by starting with digital imaging and adding the electronic charting (Perio) and other functions at a later time.

                  With some new opportunities, the QSI sales pipeline has grown to $3.9 million. We define our pipeline as sales situations where QSI is in the final three vendor choices and we believe that the sale will occur within 180 days. Our sales staffing level remains unchanged from last quarter.

                  As always I would like to thank our shareholders for their support. Further, I would like to congratulate Lou, Paul, and Pat on their contributions. It's really fun for me to work with a great team.

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                  And on a more personal note I would like to thank the QSI
                  Division staff for their ongoing efforts. I've worked shoulder to shoulder with some of these individuals for more than 20 years. Thank you all for your loyalty, contributions, and execution on our business goals.

                  Now I will turn it over to Pat Cline, President of our NextGen Division.

Pat Cline:        Thanks, Greg. Hi everyone. Obviously I'm very pleased that
                  NextGen reported its eighth consecutive record quarter. Last quarter we signed 34 agreements - 24 of these were with new customers. Our sales force now numbers 23 people and we look forward to continuing our growth in this area of the company and in other areas of the company.

                  The company entered the fall trade show season. With a couple of meetings behind us, it's been interesting that some of these meetings are reporting that attendance is down. At the NextGen booth we're receiving a record number of leads. I attended one show personally and observed that our booth was full, while many competitors' booths were relatively empty. Our sales pipeline has grown to about $33 million.

                  As Lou mentioned, we just had a very successful NextGen Users meeting in Palm Springs with over 700 people attending. And in addition to Lou's observations I'll mention that we showed a number of new product enhancements, we reviewed our future product strategy with our customers and we came away knowing that we're on the right track. Our strategy was -- I would say -- overwhelmingly validated.

                  I'm pleased to announce that once again NextGen just received the highest overall score in the AC group's 2003 midyear report of EMR vendors. So once again, the awards continue.

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                  And I'll close by saying that I think that 80% year-over-year profit growth is an awesome performance and I'd like to thank the entire NextGen team for helping to achieve these results.

                  I think with that, operator, we're ready for questions.

Operator:         At this time I would like to remind everyone in order to ask a question please press star then the # 1 on your telephone keypad. We'll pause for just a moment to compile the Q&A roster.

                  Your first question comes from Mike Crawford with B. Riley & Company.

Mike Crawford:    A few quick questions. Pat, you said the pipeline's $33
                  million. How does that compare with the prior quarter and the prior year?

Pat Cline:        I think, Mike, last quarter as I remember it was about $31. It may have been $31 or $32 - something like that. It's slight growth. And I don't recall what it was a year ago.

Mike Crawford:    Okay. And this - I don't know it might be for Paul. But
                  maintenance revenues jumped up pretty remarkably during the quarter. Is that - is there anything behind that or is that just consistent with a growing business base?

Paul Holt:        Mike, this is Paul. What's included in there are a number of things including maintenance, EDI, and other miscellaneous-type revenues. So we've got a number of factors going on. I would really attribute it mostly to the larger base of NextGen customers out there. We saw growth in the EDI side. We saw growth in maintenance. We saw growth across the board. So I know...

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Mike Crawford:    But there's no reason to believe that wouldn't continue to be pretty much a step function from your business level a couple of quarters ago?

Paul Holt:        What do you mean step function?  You mean a...

Mike Crawford:    We you have it's - you have your existing business and then whatever - kind of takes people - the new business a while to layer in to the maintenance.

Paul Holt:        Are you talking about follow-on type revenues?

Mike Crawford:    Right.

Paul Holt:        I can't really give any forward-type guidance out. We just talk about what's happened and we'll allow you to make your own conclusions.

Mike Crawford:    And is the reason you can't give forward guidance is...

Louis Silverman:  We've just elected to not give forward guidance, Mike.

Mike Crawford:    Okay. And then, Lou, the $89,000 in interest on $40 million.
                  That's what 0.9% return? Is that - am I doing the math right?

Louis Silverman:  You'd be pretty close.

Mike Crawford:    And then your return on non-cash assets it's closer to 44%. So is there any progress on deploying this capital better or doing something with this rather than having it sit there earning next to nothing?

Louis Silverman:  There obviously are a range of alternatives that the company has in addressing what to do with the cash, ranging from continuing to evaluate acquisitions

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                  which I talked a bit about in my prepared comments and other things that a company obviously could consider like dividends or any number of other alternatives.

                  As I mentioned we're continuing to look on a methodical basis at acquisitions. I don't want to over promise on that particular front. We do have our antenna up and eyes open.

                  And as I have reported in several prior calls the Board continues to evaluate its position and the Company's options relative to alternatives for deploying that cash. As they deliberate I would simply observe that having cash is not the worst problem a company could have. But certainly the Board is aware of its need to continually evaluate the most appropriate use of that asset.

Mike Crawford:    Okay thanks. And the final question is the Board member who quit was he indeed returned to - reelected to the Board?

Louis Silverman:  Emad Zikry did in fact resign from the Board and was in fact reelected by the shareholders at the September 24th meeting.

Mike Crawford:    Okay.  Thanks, Lou.

Louis Silverman:  Thanks, Mike.

Operator:         Your next question comes from Sean Wieland with W.R.
                  Hambrecht.

Sean Wieland:     Hi guys. Can you talk a little bit about some macro-level
                  drivers of the NextGen sales both in the quarter and then looking forward now that HIPAA is in our rearview mirror. Do you see the landscape changing at all?

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Pat Cline:        I'll start with the last part of your question. No I really don't see the landscape changing now that, as you put it, HIPAA is in the rearview mirror. HIPAA -- in my opinion -- will continue to be a driver over the next couple of quarters though not quite as big a driver. As you may know, practices got a little bit of a reprieve with certain enforcement delays and things. And there still are some practices that are dealing with competitors' systems that aren't yet HIPAA compliant.

                  On the macro level the medical records business continues to heat up. It is still an infant market and still in my opinion an explosive market. There are certain HIPAA drivers associated with the EMR side of the market. But other drivers would include proof of a solid return on investment, more and more success stories, a government push, various industry groups pushing.... there are a lot of drivers pushing the EMR side.

                  On the practice management side as you probably know it's a replacement market. But there are certain drivers. People are moving increasingly from the older legacy systems to newer client server and Internet-based technologies.

                  And we are - because of our technology and our very feature-rich product and the fact that we have a world class EMR, taking competitor market share in the practice management market as well.

Sean Wieland:     Okay. Pat, what was the breakout of the 34 deals of practice management versus EMR sales?

Pat Cline:        Of...

Sean Wieland:     And combined deals.

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Pat Cline:        Of the new contracts, there were 8 practice management-only contracts. There were 7 EMR-only contracts and 9 combination contracts.

Sean Wieland:     Okay.  And what's the average deal size for new deals now?

Pat Cline:        Oh boy, I'd have to have a calculator in front of me to do that one. I'm going to guess that it's probably somewhere around a few hundred thousand. Maybe Paul can quickly do that math for me on the other end but...

Sean Wieland:     Do you see the deal size going up...

Pat Cline:        It varies so much quarter to quarter because one quarter we may do close to 50 new contracts and another quarter we may do, you know, 25 or 30 new contracts so it...

Sean Wieland:     Right.

Pat Cline:        it swings pretty widely...

Sean Wieland:     Okay.  Where do you stand on the sales force in NextGen now?

Pat Cline:        We have 23 people, which is reasonably flat, though it
                  continues to be our goal to grow the sales force. We need to really do two things. One is to keep a focus on making sure that all of the sales reps that are out there are productive and that they are in essence firing on all cylinders. And if we get that to happen we think great things will happen.

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                  And in addition to that, I believe in the current quarter
                  we're looking to hire two new salespeople. You'll have to check me on the next conference call as to whether we were successful or not.

Sean Wieland:     Okay well it seems to me that your sales guys are firing on all cylinders so congratulations on...

Pat Cline:        Well, we're doing well but we still have a couple of
                  salespeople that we need to bring along. There's a lot of dry powder there. And that's not bad news.

Sean Wieland:     Are there any segments of the market either, you know, that you think you could do a better job penetrating? Or do you think you are pretty well covered, you know, geographically and specialty wise? Do you think you're seeing all the opportunities or do you think you're missing some opportunities?

Pat Cline:        I think we're missing many opportunities. But we're trying to control our growth. Our year-over-year growth has been tremendous but we don't want to get ahead of ourselves chasing every market segment and every opportunity that's out there.
                  There are opportunities in related markets. There are opportunities internationally, there are additional opportunities within the government, and certain specialties that we're not really attacking. There's more that we could do with respect to marketing. Again, it's an infant market that is, I believe, just starting to explode. So there are quite a lot of opportunities out there that we can be - and hopefully will be pursuing.

Sean Wieland:     Okay. Alright thank you very much.

Operator:         Your next question comes from Brandon Osten with Sprott
                  Securities.

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Brandon Osten:    Oh hi good morning guys. Good quarter. Just some quick-hit questions. First on the tax rate - what would be the right number going forward because you kind of bounced around towards the end of the year. Like is 39 the steady rate now?

Paul Holt:        Brandon, this is Paul. It's a little difficult to predict that exactly because as you know, we do have a couple of factors there. We've got R&D tax credits.

                  But the effect of those can vary depending upon how much income that we're reporting. This quarter we reported a higher amount of pre-tax income and so the effect of that R&D tax credit was slightly lower because we're actually reporting more income.

                  So if our income was to grow in the future, that would reduce some of the impact. So I'm kind of hesitant to give out ranges of tax rates.

Brandon Osten:    Sure yeah no problem. I - but is 39 a roof?

Paul Holt:        A little difficult to say. But as you can see, that is at the higher end of our range. I guess that's...

Brandon Osten:    On the deferred revenues, you guys don't typically do this. I don't - I'm not necessarily expecting the answer. But is there any sense of a split between how much of the deferred revenues is maintenance and how much of the deferred revenues are sort of sales that have been done that we have not, you know, had a chance to recognize yet?

Paul Holt:        Brandon, we haven't given a breakout of what's in deferred revenue. But, I can tell you qualitatively that what's in there is maintenance and various services that the company provides that we haven't rendered yet.

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Brandon Osten:    Yeah. It just seems to be going up a little too fast to be maintenance alone at this point.

Paul Holt:        Right. Certainly services have been a big contributor to the growth of the deferred revenue amount.

Brandon Osten:    Okay. In terms of - I think you guys have broken this out in the past but in terms of accounts receivable, how much of that is - you guys have some deferred revenues that are in receivables - at least you have in the past.

Paul Holt:        Yes.

Brandon Osten:    Can you sort of give us a sense of what percentage of accounts receivable haven't actually been billed out yet?

Paul Holt:        You mean how much of accounts receivable is also in deferred revenue?

Brandon Osten:    Yeah.

Paul Holt:        That is a footnote that we have in our 10-Q composition of accounts receivable. And yes I have that number. Last quarter was $7,656,000 and it was $8,632,000 this quarter.

Brandon Osten:    $8,632,000? Okay. And is that - are those numbers - have those bills gone out at this point? Or are they - because...

Paul Holt:        No, those bills have gone out. That's not an unbilled
                  receivable. That is something that is sitting on our receivables because we've sent a bill out.

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Brandon Osten:    No I meant like - because it's in deferred revenues so they -
                  it has not been recognized as revenue yet though right?

Paul Holt:        Correct.

Brandon Osten:    Right. Okay. So - in your view the receivable the - or these receivables you've not yet provided the services?

Paul Holt:        Correct.

Brandon Osten:    They're kind of billed out in advance of the services being provided?

Paul Holt:        Exactly.

Brandon Osten:    Okay. On the gross margins - again if - you know, they seem to be a bit down from last quarter but still pretty strong, you know. How high can those get to?

Paul Holt:        If you look at the last couple of years you can see that there is a band that margin pretty much stays within. And that is anywhere between 56% and 60%. It's been a fairly tight band.
                  And we're pretty much around the average - maybe a little above the average. But we're not too far away from what we've seen over the last couple of years.

Brandon Osten:    Alright and on the NextGen Division - and, Pat, maybe you can give me some color here. How do you guys feel about sort of the direction of growth in the business right now? Like - you're saying that there are opportunities out there that you're just not able to capitalize on because of scope. You're controlling growth.

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                  You know, is there I guess more business than you guys can take on reasonably at this point so, you know, there's a sense that, you know, you're capable of maintaining, you know, a growth rate over, you know, right now you're over 50% but, you know, over like 40% or over 35% going forward? Like is the business there for you guys to do regardless of whether or not you can execute on it?

Pat Cline:        We feel very good about the business and very good about the market. And I feel strongly that the market will continue to grow. Again the question is can we execute - and we'll see.

Brandon Osten:    Is the nature of part of the sales cycle calls that you're getting or are you guys having to, you know, is it a push strategy or is there a pull nature to the NextGen Division?

Pat Cline:        We do virtually no cold calling, telephone calling, knocking on doors, or those types of things. We generate leads through various mechanisms like shows. From time to time we'll do a mailing, magazine advertising, Internet advertising.

                  And based on those types of marketing programs and initiatives, leads come to us and we get the salespeople to first qualify them and then hopefully follow up on them.

                  From time to time we've had difficulty keeping on top of all the leads that we have. We've had to get on some sales reps from time to time to make sure that they actually follow up on the leads because they've had more leads than they can handle. And that seems to come and go with different marketing programs and trade show seasons and those kinds of things.

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                  But when you have a problem where you have too few sales reps to follow up all the leads that you have, it's a no brainer to
                  a) grow your sales force and b) that you're doing something right on the marketing side.

Brandon Osten:    Okay and last quarter you guys gave us a bit of a sense of how much of revenues you thought were HIPAA related - it wasn't a big number. But do you have a sense of what that number was this quarter?

Pat Cline:        No I really don't.

Brandon Osten:    Okay and last question for Paul. The amortization of $357 -
                  that's all amortization of capitalized software right?

Paul Holt:        Yes.

Brandon Osten:    And then depreciation's all the capital assets right?

Paul Holt:        Fixed assets. Correct.

Brandon Osten:    Okay. Great thanks a lot. Good job guys.

Pat Cline:        Thank you.

Operator:         Your next question comes from Gene Mannheimer with Roth
                  Capital Partners.

Gene Mannheimer:  Guys congratulations on another great quarter. I had just a couple more questions. The EDI Division - can you just repeat the revenues there and the breakout between QSI and NextGen?

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Louis Silverman:  Yes. While Paul's pulling that information together, Gene, I just want to clarify something we have clarified on a number of prior calls - that we talk about the EDI business as a line of business. But the revenues are subsumed into the quarterly divisional revenue totals.

                  We are happy to break out the contribution that EDI made to each of the divisional revenue totals. Paul will give you that number now.

Gene Mannheimer:  Great. That'd be fine.

Paul Holt:        Okay Gene, the total consolidated EDI numbers were $1,991,000.
                  And that broke out to $1,339,000 for QSI and $652,000 for NextGen.

Gene Mannheimer:  Okay thank you. Other question - operating margins certainly are improving. Now they're solidly in the low 20s and this is the best - looks like the best I've seen for a long time. Would you say this is a trend going forward or are you still targeting about 20% operating margins?

Louis Silverman:  As we've pointed out a number of times, Gene, we have scrupulously avoided giving out guidance in hard dollars or percentages. If you look historically, you'll see that -- as you point out -- the 22% and change that we achieved this quarter was similar to what was achieved last quarter and certainly is on the high end of where we've been over the last couple of years. That's how I'd look at it.

Gene Mannheimer:  Okay thanks, Lou. And then QSI Division looks like it breathed some signs of life this quarter - when previously it'd been flat or on the slight decline. Do you - are you seeing a resurgence in the consolidator market that might lead to renewed growth in the QSI Division?

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Greg Flynn:       In my opinion the consolidator market still remains relatively flat. What I'm seeing is an adoption of our new products within our client base. Additionally there are some new client opportunities that I would not term consolidators.

Gene Mannheimer:  Okay that's great. Thanks again. Great quarter guys.

Operator:         Your next question comes from Steve Delinski with Copper Arch
                  Capital.

Steve Delinski:   Hi. Good afternoon guys. Can you tell us what the organic
                  growth was in each area of the business?

Louis Silverman:  The last acquisition that was done was in 1996 and 1997. So I would term all of our growth organic.

Steve Delinski:   Okay that's helpful. And then in terms of - I know you guys don't want to give guidance - but you've been - it looks to me
                  - and just sort of, you know, stay with me here for a second.

                  But it looks like you've been putting up about $1.5 million dollars sequentially in revenue per quarter. And if you sort of extrapolate that out at the current run rate you get to about a 9% top line growth for next year. And analysts are sitting out there with 16% growth.

                  And I - and you say you're at the high end of the margin. So I'm just trying to work through and talk through the issues, you know, with respect to those sort of dynamics, you know, and as it relates to guidance.

Louis Silverman:  The deltas in revenue that you cite would hold up for the last couple of quarters. I would urge you as you try to model to go back over a longer

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                  period of time and you will see some more variability to that line on the income statement.

Steve Delinski:   Are there - I guess what I was looking for - are there
                  qualitative things you can point to that would point to an acceleration? You know, some of the competitors and getting from - really to my next question some of the competitors out there have sort of seemed to stall. Maybe it relates to, you know, sort of your - what you think the organic growth rates are in each market that you compete in. Maybe that would help me get there.

Louis Silverman:  We're a relatively small company in our space as Pat mentioned and I think Greg alluded to as well. Although it varies by division there are some opportunities out there for us to go after. At least from where I sit the market dynamics are important but not as important as our continued execution. And our success on a go-forward basis is really largely an execution issue. I know what I hope for. But I'm reticent to project definitively that we're going to achieve what we hope for.

                  So our status as a small company, at least from my perspective, means the bet on future performance is largely on our ability to execute as opposed to what's going on in the marketplace. The marketplace will help us but we operate as if we're not going to get much help from the marketplace and simply have to rely on our own resourcefulness and execution to achieve whatever it is we achieve.

Steve Delinski:   Okay and then last question just - and it refers back to a question someone asked earlier. On the A/R, what (is) the unbilled portion of that?

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Paul Holt:        I didn't quote you any unbilled portion there. All of that discussion was around items that have already been billed. I wouldn't want you to think we've got a bunch of unbilled receivables out there.

Steve Delinski:   Okay. Are there any unbilled in A/R?

Paul Holt:        No.

Steve Delinski:   Okay great. Thank you again.

Paul Holt:        Thanks.

Operator:         Your next question comes from Shai Gerson with Cosair Capital.

Shai Gerson:      Hi. Just sort of a more broad overview kind of question on the
                  EMR market. Can you just kind of give us a flavor as to the size of the market in terms of, you know, number of practices
                  -- ballpark figure -- that are out there? And then kind of potential dollar value -- ballpark figure -- of that market?

Pat Cline:        There are well over 100,000 practices we think that are
                  targets for this technology. I think the market is somewhere around 10% saturated - so 90% of those are wide open. I think there are somewhere in the neighborhood of 500,000 or 550,000 providers. There are many more providers than that, but that's the group that we think are reasonable targets for this technology.

                  As the marketplace matures and heats up, pricing on some of this stuff will come down and the number of sales made over any given period should go way up. It's pretty tough to tell you exactly how that's going to translate as far as dollar value or what the market will do on a per-year basis. But I would

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                  say the market for clinical information systems is in the
                  billions and not the millions.

Shai Gerson:      Okay. Sort of touching on your point can you talk a little bit about the competitive environment? I know, you know, there hasn't been really too much out there until now. It sounds like, you know, some guys are, you know, obviously moving into this space with the potential on how - unpenetrated it is compared to the practice management side.

                  What are you guys seeing on the competitive front?

Pat Cline:        No real change in the competitive landscape. There are
                  competitors out there both on the practice management side where there's quite a number of them and on the EMR side where there are fewer but they're formidable.

                  We do compete for most of the sales that we make. Typically we'll hopefully be in the finals and hopefully we'll win our share. You've got companies like Epic at the high end, GE at the lower end and a few in the middle in the EMR market. Our sweet spot has been larger practices - ten to fifteen doctors and up.

Shai Gerson:      I'm sorry, you said ten to fifteen doctors and up?

Pat Cline:        Ten to fifteen and up.

Shai Gerson:      Okay.

Pat Cline:        We do many that are 50 or 60.

Shai Gerson:      Right.

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Pat Cline:        Some that are 100, some that are 400 or 500. Our system is very scalable. It's designed for large enterprises. And because of that and because of our pricing model, we haven't chosen to really go after the one and two doctor practices, though that will change in the future again as the marketplace matures.

Shai Gerson:      And if you could just kind of talk about the cycle -- the EMR cycle. If we looked at it as a baseball game and it was a nine-inning game, you know, what inning would you say we're in right now?

Pat Cline:        Top of the second.

Shai Gerson:      Okay. Thank you very much.

Pat Cline:        Thank you.

Operator:         Your next question comes from Keith Ney with Lawndale Capital.

Keith Ney:        Yes, good morning. Lou, you mentioned that Mr. Zikry recently rejoined the Board. Were there any changes to their lead director role or to the committee composition versus what you had in your recently-filed proxy?

Louis Silverman:  Keith, the Board met yesterday and discussed those topics. I have not yet been fully debriefed on all of the conclusions that the Board drew at that meeting. So I would prefer to get back to you on that on a later call so that I can be 100% certain of anything that I'm telling you.

                  I know it was discussed yesterday and as you certainly know and others on the call may know, our Board of Directors does not include members of management...

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Keith Ney:        Right.

Louis Silverman:  ...on it. So that, again, I have not yet been 100% fully debriefed on that part of the discussion. So I'd like to respectfully defer that until a later call.

Keith Ney:        Okay well then maybe this question would be easier because based on the - what's disclosed in the proxy was as of I think
                  March 31st that one of the Directors -- Mr. Hussein -- had some objections to the committee composition and other issues.
                  Has he continued to object to his various concerns or has that receded?

Louis Silverman:  To the best of my knowledge, the way I would characterize the current situation is that the Board is working as a unit to address the committee composition and other elements on a go-forward basis. I know a fair amount of time was spent on the topic yesterday.

                  And it is my belief -- let me say more clearly it is my opinion -- that all parties are working together to address the topic that you raise - that of Lead Director and committee composition.

Keith Ney:        Thank you, Lou.

Louis Silverman:  Thanks.

Operator:         Your next question comes from Neal Bradsher with Broadwood
                  Capital.

Neal Bradsher:    Well I'll add my congratulations on a good quarter. It seems that a lot of people are trying to get a sense of what the growth opportunity is for you

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                  going forward. And of course you don't provide guidance for reasons you've explained many times in the past.

                  But I wonder if, you know, we can get a better sense of it a couple of ways maybe - one I would note that if ones looks in percentage terms it seems that there's a lot of stability in the growth and that's actually dragging the corporate average up because each of the businesses is more stable.

                  Also it seems that the operating margin at the QSI Division is stable but the operating margin at NextGen steadily been rising over time. And that's been increasing the corporate average margin. Are those statements all basically true?

Louis Silverman:  First of all, there were a lot of statements there, Neal. So most of them I believe are accurate assessments of the history. I will confess that the first part of your statement I didn't quite follow and a couple of the other people that are sitting with me didn't either.

Neal Bradsher:    Oh sorry about that. Well let me get to what I was getting to then which is - I think you've been asked earlier - and maybe
                  I'll just ask it again about market sizes. And in the past I think you've actually provided a - kind of a current number for example for the EMR market and growth rate based on, you know, what industry consultants are saying.

                  Do you have numbers like that handy?

Pat Cline:        No I don't.

Neal Bradsher:    Okay.

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Pat Cline:        I've mentioned what I think the size of the market is, and it's billions and not millions. And I've mentioned rough...

Neal Bradsher:    Yeah that's an eventual potential market right, Pat?

Pat Cline:        Well no. I believe that you'd have to move into the acute care side and look at a lot of services and consulting. And I'd have a hard time breaking out our particular market niche which is mid-range practices, EMR ambulatory-only kind of thing. And I'm just not prepared to do that for you on this call.

Neal Bradsher:    Okay.

Louis Silverman:  We also have - just to take you down memory lane here Neal, referenced industry studies that suggest that the practice management market turns over at something around 15% a year.

Neal Bradsher:    Right.

Louis Silverman:  With that I think you've got the accumulated history of industry statistics that we've given out on prior calls.

Neal Bradsher:    Okay. Going back to one other question earlier that relates to this issue also which is the push from HIPAA.

                  Pat, did you say that there has been some push from HIPAA and that push declines you think going forward? I think I heard you say that but at the same time you mentioned various other pushes. Is that a correct characterization of what you said?

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Pat Cline:        Yes I think so. I don't think we've done some overwhelming amount of business because of HIPAA. And I don't see that some large amount of our business will go away as more people meet the transaction standards.

Neal Bradsher:    So you wouldn't characterize NextGen's growth recently as
                  being primarily HIPAA driven then if I heard you correctly?

Pat Cline:        That's correct. I would say that without HIPAA we likely would have posted similar numbers.

Neal Bradsher:    I see. Okay. Then you'd listed some other opportunities and one in particular intrigues me. I think you mentioned international, Pat. Is that correct?

Pat Cline:        Yes.

Neal Bradsher:    Could you just talk about that a little bit because it does strike me that with EMR this industry is really for the first time is moving into an area in which there's a lot of international opportunity as opposed to records on the financial side which are much more unique to the U.S.
                  healthcare system.

                  Could you just talk a little bit about that opportunity and when you might choose to pursue that?

Pat Cline:        We have been engaging in what I'll call exploratory activity relative to the international markets for approximately a year now. We are keeping our ear on the railroad tracks so to speak and engaging certain consultants to help us look at opportunities.

                  One side of the coin says, "You've got a market that is in it's infancy and that is huge here in the U.S. You're a small company. Don't spread yourself

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                  thin." The other side of the coin is, "If there is a huge
                  market internationally," -- and we think that there is -- "Don't wait until the window closes to get into it." So we're trying to be our normal conservative selves and evaluate and when we make a decision make sure that it's the right decision.

                  We're looking at partnership opportunities which is one thing that I happen to think is viable to take advantage of some of the international markets. I don't see NextGen or QSI opening offices in other countries or hiring full time people in other countries in the very near term. And that's about as close as I can guide you at this point.

Neal Bradsher:    And would you agree, Pat, that with EMR the industry's really moving in a new ground in terms of its international capabilities?

Pat Cline:        Yes.

Neal Bradsher:    Okay. So that's really a change versus what we've seen before.

                  Then, Lou, you'd characterized the acquisition situation at the beginning of the call is that you're continuing to look. And on past calls I think you've characterized, you know, what the issues were in terms of whether or not you're seeing good opportunities, whether or not the prices were reasonable. Could you just go through some of those?

Louis Silverman:  I think you've done it. You know, those have been the issues.
                  And those continue to be the issues and the challenges.

Neal Bradsher:    So there's a not a lot around and the ones that are are asking a lot?

Louis Silverman:  Yes, I think that's fair.

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Neal Bradsher:    Okay. Good. Well I wish there were more but good luck finding them.

                  I think that covers it. Thank you.

Louis Silverman:  Thanks very much, Neal.

Operator:         Your next question comes from Fred Toney with MedCap Partners.

Fred Toney:       Hey good morning guys - a couple of follow-up questions. Could you give us the numbers - just the comparative numbers for the QSI Division and NextGen sales for the year ago quarter and also for the - just the sequentially - the June '03 quarter?

Paul Holt:        That's not a problem. This is Paul. I'm just pulling that
                  information up for you.

Fred Toney:       Maybe while you're dong that - Pat, do you define your sales pipeline the same way that Greg defined it?

Pat Cline:        No we don't. Our sales pipeline is what our sales force thinks that we have a 50% or better shot of closing within the next
                  120 days.

Fred Toney:       Okay. And who makes that call the salesperson or you?

Pat Cline:        The salespeople and their regional sales managers...

Fred Toney:       Okay.

Pat Cline:        ... are responsible for reviewing their accounts and putting them on that list.

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Fred Toney:       Fifty percent or better within the next 120 days?

Pat Cline:        Right.

Fred Toney:       Okay.

Pat Cline:        And I'll confess that we never quite meet that 50% or better of the ones that are on the list actually closing within 120 days. As I've mentioned on prior calls the sales team tends to be overly optimistic.

                  What the pipeline gives you is some relativity to the opportunities that fit the criteria as to whether it's growing or shrinking or staying the same. But outside of that it's of little value.

Fred Toney:       Is it typically more like 40%?

Pat Cline:        I'd have to go back and do a historical analysis. That's not something I could come up with off the top of my head.

Fred Toney:       Okay.

Paul Holt:        Okay you ready for some numbers? I'm going to start with the
                  QSI Division the prior year - $4,403,000; current -- I'm talking revenues -- quarter $4,190,000; operating income
                  $1,137,000 a year ago $1,286,000 this quarter; last quarter for QSI $4,064,000 and $1,064,000 in operating income. That's
                  QSI.

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                  NextGen a year ago was $8,591,000; operating income
                  $2,138,000; last quarter $12,242,000 and $3,359,000 operating income; this quarter NextGen $13,452,000 in revenues and $3,847,000 in operating income.

Operator:         Your next question is a follow up from Neal Bradsher with
                  Broadwood Captial.

Neal Bradsher:    Yeah this is sort of again a kind of complicated numbers
                  question so I'll try to not jump around too much this time.
                  The - one of the things that struck me about the margin trends in the quarter is that the operating margin was once again about 22% as it was last quarter which is at the upper end of the range as you said. But that that happened despite the fact that gross margin was in the middle of the range.

                  And if I put that together with the trend over time for your operating margins to be driven up by the growth of NextGen as a percentage of total and also by the growth of operating margin at NextGen, then it strikes me that this implies that you allowed the operating expenses - the non-COGS expenses at NextGen to grow at a lower rate than revenues by a significant degree.

                  Is that basically correct and is that strategic and is there a target margin for NextGen that you're going to just reinvest rather than letting it go above?

Louis Silverman:  Neal, I'd say that there's an assumption in your question when you say "we allowed" or...

Neal Bradsher:    Or intended perhaps.

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Louis Silverman:  I would say that we have tried very hard to reinvest in
                  NextGen on a regular, planned, measured basis. We on prior calls have used the expression, "Trying to lead with revenues and follow with expenses."

                  From my perspective, what's occurred in the last couple of quarters is that the NextGen revenues have grown faster than we've expected them to grow which is a pleasant problem to have and it's creating a bit of a misperception if you will when you look at expenses on a percentage basis.

                  We have been adding staff virtually across the board at NextGen each quarter. And we hope to be able to continue to do that and as part of reinvesting in the company, be it continuing to look at sales candidates, adding to our development staff, adding to our support and implementation staff, etcetera, etcetera.

                  So, we have historically grown our staff which is our major overhead expense. And we anticipate continuing to do that and hope that revenues will outrun our expense increases. But we're trying to be conservative in what we bite off on the expense side. But that's not to say that we're not reinvesting at all.

Neal Bradsher:    No, no I didn't mean to imply that. But I think the last part of what you just said - you do hope that revenue increases at NextGen would continue to outrun expense increases. Do you mean - you mean on a percentage basis?

Louis Silverman:  This is a philosophical as opposed to quantitative discussion.
                  I'm not looking for additional operating margin improvement at NextGen or even at the company. I would be comfortable continuing to reinvest. I think for the company as a whole the margin that we're incurring is actually pretty good.

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                  Both divisions are better than pretty good from an operating income perspective. And relative to NextGen specifically, we're not trying to manage the business to get additional margin improvement at the bottom line. Our goal is to increase hard dollar revenue growth, hard dollar profit growth, and keep the margins in a reasonable range. But we're not aspiring to grow the percentage nor are we particular focused on that.

Neal Bradsher:    Okay great that's very helpful. Thank you.

Louis Silverman:  Thanks.

Operator:         You have a follow-up question from Fred Toney with MedCap
                  Partners.

Fred Toney:       Hi guys. Pat, one other area of questions. And you mentioned
                  Epic and GE and other competitors in between. Are you seeing anything change from either of those players - new product offerings or more competitive or less competitive for them or other competitors?

Pat Cline:        No we're not. No real change with either one of them.

Fred Toney:       Okay. And in terms of how much HIPAA drives your business or was driving your business. As a manager how do you really know how much impact HIPAA's - HIPAA has had or will continue to have?

Pat Cline:        Well the real answer is we really don't. You keep your ears open and you listen to your sales force and to your customers.
                  And I'm a manager that gets personally involved with sales and with many other areas of - most other areas of the company.

                                                           COFFIN COMMUNICATIONS
                                                      Moderator: Louis Silverman
                                                            10-30-03/12:00 pm CT
                                                           Confirmation #3512337
                                                                         Page 37


                  And I'm out there talking to our prospective customers and you hear that, "We came to you or called you because our current vendor is either not going to be HIPAA compliant," or "They're forcing us to go to a particular clearinghouse at some greater cost than we paid previously. And therefore because we're upset about that we called you." I'm sure there were a couple of those last quarter and probably three or four the quarter before.

                  But there's really no yardstick with which to measure that.

Fred Toney:       Okay fair enough. Thanks a lot.

Operator:         At this time gentlemen there are no further questions.

Louis Silverman:  Thank you, Casey. I'd like to thank everyone for their interest and participation. And we'll see you next quarter.

Operator:         Ladies and gentlemen this concludes today's teleconference.
                  You may now disconnect.

                                      END